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                                                                     EXHIBIT 1.1


                             HOVDE SECURITIES, INC.
                    INVESTMENT BANKERS & FINANCIAL ADVISORS

Personal and Confidential


                                 March 22, 1996



Board of Directors
Home Federal Savings of Elgin
16 North Spring Street
Elgin, IL  60120

Members of the Board:

  We understand that Home Federal Savings of Elgin ("the Bank") will be forming a holding company (the "Holding Company") that intends to offer newly issued shares of it common stock in connection with the conversion of the Bank from a federal mutual savings bank to a federal stock savings bank ("the Conversion"). This letter confirms an agreement whereby the Holding Company and the Bank (collectively, the "Company") have retained Hovde Securities, Inc. ("Hovde") to serve as its investment banker in connection with this offering. This confirmation is made pursuant to the following terms, conditions and fees:

  1.   Conversion  services.  As the Company's investment banker, Hovde will
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provide the Bank with a comprehensive program of conversion services designed to ensure an orderly, efficient, cost-effective and long-term stock distribution. These services will include, but not be limited to, those services set forth more fully in Exhibit A to this letter.

  2.   Preparation of offering documents.  The Company and its counsel will
       ---------------------------------
draft the Registration Statement and Application for Conversion to be used in connection with the Conversion. Hovde will attend meetings to review these documents and advise the Company on their form and content. Hovde and its counsel will draft the Agency Agreement and other offering materials.

  3.   Due diligence review.  Prior to filing the Registration Statement,
       --------------------
Application for Conversion or any offering documents naming Hovde as the Company's investment banker, Hovde and its representatives will undertake substantial investigations to learn about the Company's business and operations ("due diligence review") in order to confirm information previously provided to us and to evaluate factual information to be contained in the Company's offering documents. The Company agrees that it will make available to Hovde all relevant information, whether or not publicly available, which Hovde reasonably requests, and will
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Board of Directors
Home Federal Savings of Elgin
Page 2

permit Hovde to discuss with management personnel the operations and prospects of the Company. Hovde will treat all non-public information as confidential. The Company acknowledges that Hovde will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, employees, agents, representatives, accountants and counsel. This letter agreement under which Hovde is to serve as the Company's investment banker is subject to the satisfactory completion of such investigation and inquiries as Hovde may deem appropriate under the circumstances and is subject to the determination by Hovde that no unanticipated material adverse information is discovered during the due diligence review.

  4.   Regulatory filings.  If and when the Company deems appropriate, the
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Company will cause appropriate offering documents to be filed with the Office of
Thrift Supervision ("OTS"), the Securities and Exchange Commission ("SEC") and such state securities commissioners as may be jointly determined by Hovde and the Company. All fillings with the OTS, the SEC and state securities commissioners naming Hovde as the Company's investment banker will be subject to the prior consent of Hovde, which consent shall not be unreasonably withheld.

  5.   Agency Agreement.  This letter is a binding agreement between the Company
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and Hovde.  However, the specific terms of certain services contemplated in this letter shall be set forth in an Agency Agreement between the Company and Hovde to be executed on or about the date the Offering is to commence. The Agency Agreement will be in form and substance acceptable to the Company and Hovde and will provide for customary representations and warranties by the Company and for the Company and Hovde to indemnify one another and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, subject to Section 8 hereof.

  6.   Fees.  For the investment banking services hereunder, the Bank shall pay
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Hovde the following amounts in the following manner:  a management fee of
$37,500, of which $18,750 shall be due upon execution of this agreement and $18,750 shall be paid upon initial filing of the application for conversion; and sales commissions equal to 1.50% of the aggregate purchase price of the common stock in the Subscription Offering and the Direct Community Offering, if any, excluding shares sold to the Company's directors, executive officers and employees, and any employee stock ownership plan ("ESOP") created by the Company. The sales commissions due Hovde shall be paid upon closing of the Conversion. The Bank will also be responsible for the commissions, fees and other compensation payable to any NASD member firm other than Hovde which the Bank allows to participate in the Conversion as a selected dealer, assisting broker or other similar role.
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Board of Directors
Home Federal Savings of Elgin
Page 3


  7.   Expenses.  The Bank will bear those expenses of the proposed offering
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customarily borne by issuers, including OTS, SEC, "Blue Sky", and NASD filing and registration fees; the fees of the Bank's accountants, attorneys, transfer agent and registrant; printing expenses association with the Conversion; the
fees set forth in   Section 6; and fees for "Blue Sky" legal work, which will be performed by either the Company's counsel or Hovde's counsel (at the expense of the Company.) In addition, the Bank hereby agrees to reimburse Hovde, from time-to-time upon Hovde's requests, for its reasonable and documented out-of-pocket expenses, including legal fees of its underwriter's counsel, provided that in no event will such expenses in the aggregate exceed $60,000 without prior approval of the Bank.

  8.   Indemnification and contribution.  Both the Holding Company and the Bank
       --------------------------------
agree to indemnify and hold Hovde, its affiliates, directors, officers, agents and employees, and each other person, if any, controlling Hovde or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or
Section 20(a) of the Securities Exchange Act of 1934, harmless from and against any losses, claims, damages, expenses (including reasonable counsel fees), or liabilities (collectively, "Losses") and will further promptly reimburse such persons for any legal or other expenses reasonably incurred in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon the Conversion or the engagement of Hovde hereunder unless it is determined by final judgment of a court having jurisdiction over the matter that such Losses are primarily as a result of the indemnified party's bad faith, willful misconduct or gross negligence. If the foregoing indemnification were for any reason not to be available, the Holding Company agrees to contribute to the Losses involved in proportion that the Company's financial interest in the Conversion bears to the indemnified party's financial interest in the Conversion.

  9.   Conditions.  Hovde's obligations hereunder shall be subject to, among
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other things, there being in Hovde's opinion, which shall have been formed in good faith by Hovde after reasonable determination and consideration of all relevant factors: (a) satisfactory disclosure of all relevant financial information in the disclosure documents and a determination that the sale of stock is reasonable given such disclosures; (b) no material adverse change in the condition or operations of the Bank subsequent to Hovde's due diligence review; (c) the absence of market conditions which might render the sale of the shares by the Company inadvisable; (d) agreement that the price established by the independent appraiser is reasonable and equitable in the then prevailing market conditions; and (e) no material adverse change in the regulation of the Company.
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Board of Directors
Home Federal Savings of Elgin
Page 4


  10.  Term of agreement.  This agreement shall commence upon execution of this
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letter agreement by the Bank and will remain in effect for a period of one year from the date of such execution.

  11.  Advertisement.  The Company agrees that Hovde may, at its own expense and
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subject to the Bank's consent (which will not be unreasonably withheld), publish an advertisement announcing the completion of this transaction and Hovde's role therein.

  12.  Addresses for notices.  All notices, requests, demands and other
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communications requested or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first-class certified mail, return receipt request, to the applicable party at it address indicated below:

  If to Hovde:
  -----------

       Hovde Securities, Inc.
       1110 Lake Cook Road
       Suite 165
       Buffalo Grove, IL  60089
       Attn:  Steven D. Hovde


  If to the Company:
  -----------------

       Home Federal Savings of Elgin
       16 North Spring Street
       Elgin,  IL    60120
       Attn.:  Mr. George Perucco

or, as to each party, at such address as shall be designated in a written notice given to the other party.

  13.  Headings.  The section headings in this Agreement is for convenience only
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and do not define, limit or construe the contents of such sections.  References made in this Agreement to numbered sections shall refer to numbered sections of this Agreement unless otherwise indicated.
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Board of Directors
Home Federal Savings of Elgin
Page 5


  14.  Force majeure.  If any provisions of this Agreement or any application to
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any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

  15.  Governing law.  The laws of the State of Illinois shall govern the
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validity, performance and enforcement of this Agreement.

  If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of the letter to the undersigned with a check in the amount of $18,750 payable to Hovde Securities, Inc.

                                 With warmest regards,

                                 HOVDE SECURITIES, INC.



                                 Steven D. Hovde
                                 Executive Vice President


SDH/ag


Agreed to:

HOME FEDERAL SAVINGS OF ELGIN



By: /s/ George Perucco
    ---------------------------------
    George Perucco
    President

Date  March 26, 1996

                                   Exhibit  A
                              CONVERSION SERVICES


Hovde Securities, Inc. ("Hovde") provides thrift institutions converting from the mutual-to-stock form of ownership with a comprehensive program of conversion services designed to ensure an orderly, efficient, cost-effective and long-term stock distribution. The following list is representative of the conversion services we are prepared to perform on behalf of the Bank.


General Services
- ----------------

Counsel and train the Bank's directors, senior managers and staff members with regard to their individual responsibilities during the conversion process.

Solicit, analyze and make recommendations on bids from appraisal, business plan preparation, printing, conversion agent, and transfer agent firms.

Supervise appraisal, printing, conversion agent and transfer agent firms.

Assist officers and directors in obtaining loans to purchase stock.

Assist the Bank in obtaining a loan for the Employee Stock Ownership Plan.

Assist in drafting and distribution of press releases as required and appropriate.


Conversion Strategy Services
- ----------------------------

Representatives of Hovde will conduct a thorough due diligence review of the Bank; assess the individual and corporate objectives of senior management and the Board of Directors; and evaluate market conditions for the Bank's conversion offering. Hovde will then recommend a conversion strategy that address the legal form of the issuer, valuation, dividend policy, anti-takeover strategies, insider benefits, a comprehensive marketing strategy for the Bank's stock offering, and post-conversion shareholder value enhancement strategies.


Subscription and Community Offering Services
- --------------------------------------------

Establish and manage Conversion Center at the Bank. The Conversion Center will be staffed by several of the Bank's clerical employees and/or temporary clerical personnel who will be recruited by Hovde and hired by the Bank. Hovde will train Conversion Center personnel to solicit and process proxies; track prospective investors; record stock orders; mail order confirmations; provide the Bank's senior management with daily reports concerning proxy

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totals, stock orders and funds received; handle routine customer and investor inquiries; and handle special situations as they arise.

Assign Hovde personnel to be at the Bank throughout the Subscription and Community Offerings to manage the Conversion Center, meet with prospective shareholders at individual and community information meetings, solicit local investor interest through a telemarketing campaign, answer inquiries, and otherwise assist in the sale of stock in the Subscription and Community Offerings.

Create target investors list based upon review of the Bank's customer base and input from the Bank's directors, officers and other employees.

Provide intensive financial and marketing input for drafting of offering circular.

Prepare other marketing materials, including prospecting letters, brochures and media advertisements.

Arrange logistics of community information meeting(s) as required.

Prepare audio-video presentation by senior management at community information meeting(s).

Prepare script for presentation by senior management at community information meeting(s).

Prepare management for question-and-answer period at community information meeting(s).

Attend and address community information meeting(s) and be available to answer questions.


Broker-Assisted and Syndicated Community Offering Services
- ----------------------------------------------------------

Hovde will advise the Bank as to whether to utilize a broker-assisted or syndicated community offering. If brokers are allowed to participate in the community offering, Hovde will advise the Bank as to the most cost-effective form of such participation, as well as provide the following additional services:

Arrange logistics of broker information meeting(s) as required.

Prepare audio-video presentation for broker information meeting(s).

Prepare script for presentation by senior management at broker information meeting(s).

Prepare management for question-and-answer period at broker information meeting(s).

Encourage and facilitate the attendance of brokers at the broker information meeting(s).

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

Attend and address broker information meeting(s) and be available to answer questions.

Produce confidential broker memorandum to assist participating brokers in selling the Bank's common stock.

Take all other necessary and appropriate steps to encourage and facilitate broker participation in the Bank's broker- assisted or syndicated community offering.


Standby Underwriting Services
- -----------------------------

Hovde will advise the Bank as to whether the Bank should retain one or more investment banking firms ("standby underwriters") to manage an underwritten public offering of any shares which have not been subscribed for the Bank's Subscription and Community Offerings. If one or more standby underwriters are to be retained, Hovde will assist the Bank in selecting the most qualified firm(s), negotiating a favorable standby underwriting agreement, and supervising the standby underwriters(s) to insure the completion of the Bank's conversion offering.


Trading and Research Services
- -----------------------------

Hovde will assist the Bank in securing commitments from two or more market makers to maintain a market in the Bank's common stock after Conversion is completed. Hovde will also assist the Bank in obtaining research coverage from investment analysts.


Post-Conversion Advisory Services
- ---------------------------------

For a period of one year subsequent to the consummation of the Bank's conversion, Hovde will provide the Bank and the Holding Company with advice of a general nature, and Hovde will serve as its exclusive financial advisor, pertaining to anti-takeover defenses, mergers and acquisitions, dividend policy, stock repurchases and other relevant matters. Hovde will render this general advice for no fee for a period of one year subsequent to the consummation of the Bank's Conversion. Thereafter, the Bank and/or the Holding Company may retain Hovde to provide general financial advisory services subject to an agreement setting forth fees, terms and conditions for such engagement to be negotiated at the time such agreement is executed.

Hovde will have no obligation to provide financial advisory services with regard to any specific transaction involving the Bank and/or the Holding Company. However, the Bank and/or the Holding Company may retain Hovde as its financial advisor with regard to such transaction under an agreement setting forth fees, terms and conditions for such engagement to be negotiated at the time such agreement is executed.

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